UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 11, 2009

Dollar Financial Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-50866	23-2636866
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1436 Lancaster Avenue, Suite 300, Berwyn, Pennsylvania		19312
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-296-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 11, 2009, the Human Resources and Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Dollar Financial Corp., a Delaware corporation (the "Company"), approved the following actions:

Discretionary Bonus Awards

As a result of the Company meeting certain previously determined performance goals, the Committee approved discretionary cash bonus awards for the following named executive officers, to be paid on or about September 1, 2009.

Name: Randy Underwood
Title: Executive Vice President and Chief Financial Officer
Award: $66,750

Name: Norman Miller
Title: Executive Vice President and Chief Operating Officer
Award: $67,500

Name: Sydney Franchuk
Title: Executive Vice President and Chairman — National Money Mart
Award: C$40,000 (1)
(1) The terms of Mr. Franchuk’s award provide for a payment of $40,000 Canadian dollars, which, as of the date of the award, was equal to approximately US$36,404.

Name: Roy Hibberd
Title: Senior Vice President, General Counsel and Secretary
Award: $26,250

Approval of Awards Under the 2010 Executive Long-Term Incentive Program

The Committee approved a 2010 Long-Term Incentive Program pursuant to which certain of its named executive officers are eligible to receive the following described award grants:

Grant of Stock Options

The Committee approved the grant of options (the "Options") to purchase an aggregate of 174,940 shares of common stock of the Company under the 2010 Long-Term Incentive Program to certain members of Company management and to the named executive officers set forth in the table below. The Options have an effective date of August 11, 2009, and will vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2009.

The Options granted included the following specified awards to the following named executive officers of the Company:

Norman Miller, Executive Vice President and Chief Operating Officer, 18,425
Randy Underwood,Executive Vice President and Chief Financial Officer, 18,425
Sydney Franchuk,Executive Vice President and Chairman – National Money Mart, 4,604
Roy Hibberd, Senior Vice President, General Counsel and Secretary, 4,604

Grant of Restricted Stock Units

The Committee approved the grant of an aggregate of 174,940 restricted stock units (the "RSUs") of the Company’s common stock under the 2010 Long-Term Incentive Program to certain members of Company management and to the named executive officers set forth in the table below. The RSUs have an effective date of August 11, 2009, and will vest ratably on a quarterly basis over a three-year period beginning with the quarter ending September 30, 2009.

The RSUs granted included the following specified awards to the following named executive officers of the Company:

Norman Miller, Executive Vice President and Chief Operating Officer, 18,425
Randy Underwood,Executive Vice President and Chief Financial Officer, 18,425
Sydney Franchuk,Executive Vice President and Chairman – National Money Mart, 4,604
Roy Hibberd,Senior Vice President, General Counsel and Secretary, 4,604

Grant of Long-Term Incentive Cash Payments

The Committee approved long term incentive cash payments (the "2010 Long-Term Incentive Cash Payments") to certain members of Company management in the aggregate amount of $2,447,970 under the 2010 Long-Term Incentive Program and to the named executive officers set forth in the table below. The 2010 Long-Term Incentive Cash Payments will vest ratably on an annual basis over a three-year period if, and only if, the Company attains its fiscal year 2010 Consolidated EBITDA target and/or other strategic objectives as established by the Board. If such goals are attained, the vesting of the cash awards will begin on June 30, 2010.

The 2010 Long-Term Incentive Cash Payments included the following specified amounts to the following named executive officers of the Company:

Norman Miller, Executive Vice President and Chief Operating Officer, $257,950
Randy Underwood,Executive Vice President and Chief Financial Officer, $257,950
Sydney Franchuk,Executive Vice President and Chairman – National Money Mart, $64,453
Roy Hibberd, Senior Vice President, General Counsel and Secretary, $64,453

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dollar Financial Corp.

August 14, 2009	By:	/s/ William M. Athas

Name: William M. Athas
Title: Senior Vice President and Corporate Controller